 EX-99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the EGA Frontier Diversified Core Fund and to the use of our report dated October 30, 2013 on the statement of assets and liabilities as of October 29, 2013 of the EGA Frontier Diversified Core Fund (“the Fund”).  Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
October 30, 2013